UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2024

ARCH THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54986	46-0524102
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

235 Walnut Street, Suite 6
Framingham, Massachusetts	01702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 431-2313

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N|A	N|A	N|A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 28, 2024, certain purchaser parties (the “Advancing Purchasers”) to the previously disclosed Securities Purchase Agreement (the “SPA”) dated November 8, 2023, among Arch Therapeutics, Inc. (the “Company”) and the purchasers party thereto, advanced the Company an aggregate of $250,000 (the “Advance”), which Advance is being treated as partial prepayment of the purchase price for the Advancing Purchasers under the SPA.

The Advance included the following terms: (i) if the Closing (as defined in the SPA) does not occur on or before April 30, 2024, the Advancing Purchasers shall have the option, in lieu of being repaid the Advance, to purchase (A) pre-funded warrants to purchase up to an aggregate of 484,963 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) (using the SPA pre-funded warrant purchase price of $0.5155 per pre-funded warrant) and (B) common warrants to purchase up to an aggregate of 484,963 shares of Common Stock (using the 100% warrant coverage provided in the SPA), in satisfaction of the Company’s obligation to repay the Advance to the Advancing Purchasers and (ii) if the Common Stock has not been approved by Nasdaq for listing on Nasdaq Capital Market by April 30, 2024, then by no later than May 2, 2024, the Company shall issue to the Advancing Purchasers (A) additional prefunded warrants to purchase up to an aggregate of 121,240 shares of Common Stock (which represents a 25% addition) and (B) additional common warrants to purchase up to an aggregate of 121,240 shares of Common Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCH THERAPEUTICS, INC.

Dated: April 3, 2024	By:	/s/ Terrence W. Norchi, M.D.
Name: Terrence W. Norchi, M.D. Title: President, Chief Executive Officer